--------------------------------------------------------------------------------
EXHIBIT 99 - PRESS RELEASE DATE JULY 28, 2003

FOR IMMEDIATE RELEASE

ATTENTION: FINANCIAL AND BUSINESS EDITORS

--------------------------------------------------------------------------------

Contact:  Daryl  R.  Forsythe,  CEO
          Michael  J.  Chewens,  CFO
          NBT  Bancorp  Inc.
          52  South  Broad  Street
          Norwich,  NY  13815
          607-337-6416



          NBT BANCORP ANNOUNCES YEAR TO DATE EARNINGS OF $23.4 MILLION;
                             DECLARES CASH DIVIDEND

     NORWICH, NY (July 28, 2003) - NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today that net income for the six months ended June 30, 2003 was $23.4 million, or $0.71 per diluted share, up 6% compared to $22.3 million or $0.67 per diluted share for the first six months of 2002. Return on average assets and return on average equity were 1.26% and 16.08%, respectively, for the six months ended June 30, 2003, compared with 1.25% and 16.54%, respectively, for the same period in 2002. The increase in net income for the six months ended June 30, 2003 was primarily the result of a $2.5 million increase in noninterest income partially offset by a $1.9 million decrease in net interest income.

     Net income for the quarter ended June 30, 2003 was $11.8 million, or $0.36 per diluted share, up 6% from $11.3 million, or $0.34 per diluted share for the same period a year ago. Return on average assets and return on average equity were 1.25% and 16.07%, respectively, for the quarter ended June 30, 2003, compared with 1.24% and 16.50%, respectively, for the same period in 2002. The increase in net income for the quarter ended June 30, 2003 was primarily the result of a $1.1 million increase in noninterest income, and decreases of $0.7 million for the provision for loan and lease losses and $0.2 million for noninterest expense offset by a $1.6 million decrease in net interest income.

     NBT Chairman, President and CEO Daryl R. Forsythe stated, "The Company achieved positive results for the quarter and first-half of the year with strong revenue growth from service charges on deposit accounts, financial services and trust income, as well as improved credit quality, and expense control. We also produced strong growth in loans and deposits in the second quarter of 2003, growth that is directly related to the execution of our strategy to expand our delivery of full-service community banking throughout upstate New York and northeastern Pennsylvania."

     Mr. Forsythe continued, "During the second quarter of 2003, the Company acquired its 110th branch located in Whitney Point, New York, expanding our geographical presence in the state's Southern Tier. Our plans for the second half of 2003 call for the opening of two branches in the Albany market. This expansion of our footprint will provide more opportunities for our organization to serve a growing customer base, while adding diversity in the markets and economies we will serve in the years to come."

LOAN AND LEASE QUALITY AND PROVISION FOR LOAN AND LEASE LOSSES

     Mr. Forsythe commented, "Despite challenging economic conditions and strong loan growth during the first half of 2003, we continue to see improvement in credit quality. This achievement speaks highly of our credit management process and business development activities." Nonperforming loans at June 30, 2003 were $16.8 million or 0.67% of total loans and leases compared to $31.3 million or 1.34% of total loans and leases at June 30, 2002 and $26.4 million or 1.12% of total loans and leases at December 31, 2002. The Company's allowance for loan and lease losses was 1.64% of loans and leases at June 30, 2003 compared to 1.87% at June 30, 2002 and 1.70% at December 31, 2002. The ratio of the allowance for loan and lease losses to nonperforming loans improved to 242.58% at June 30, 2003 from 139.63% at June 30, 2002 and 152.18% at December 31, 2002.
Annualized net charge-offs to average loans and leases for the six months ended June 30, 2003, were 0.23%, down from the 0.45% annualized ratio for the six months ended June 30, 2002, and down from the year-to-date December 31, 2002 rate of 0.58%.

     For the six months and quarter ended June 30, 2003, the provision for loan and lease losses totaled $3.4 million and $1.4 million, down from the $4.1 million and $2.1 million provided in the same periods in 2002. The decrease in the provision for loan and lease losses for the six months and quarter ended June 30, 2003 when compared to the same periods in 2002 was due primarily to lower net charge-offs and a decrease in nonperforming loans.

NET  INTEREST  INCOME

     Net interest income for the six months ended June 30, 2003 decreased 3% to $71.5 million from $73.4 million in the same period for 2002. The Company's net interest margin was 4.29% for the six months ended June 30, 2003 compared to 4.51% for the same period a year ago. Net interest income was down 4% to $35.5 million for the quarter ended June 30, 2003, compared to $37.1 million for the same period a year ago. The decrease in net interest income was primarily attributable to the decline in the Company's net interest margin, which was 4.18% for the quarter ended June 30, 2003, down from the

4.48% for the same period in 2002. Mr. Forsythe stated, "The extraordinarily low interest rate environment that currently exists has presented a challenge in maintaining our net interest margin. In spite of an aggressive interest pricing strategy on both sides of the balance sheet and constant analysis of the most favorable asset/liability mix, our margins decreased during the second quarter of 2003. We feel fortunate we were able to mitigate the effect of margin compression with improving credit quality, increasing noninterest income and controlling noninterest expense."

     The compression in net interest margin during the six months and quarter and ended June 30, 2003 compared to the same periods last year resulted from earning assets repricing down at a faster rate than interest-bearing liabilities. This net interest margin compression was also impacted by accelerating pre-payments from mortgage-related loans and various securities, which in turn were reinvested at lower rates. For the remainder of 2003, the Company expects its net interest margin to continue to compress from the quarter ended June 30, 2003 levels if the interest rate environment remains at current levels or lower.

NONINTEREST  INCOME

     Noninterest income for the six months ended June 30, 2003 was $17.7 million, up $2.5 million or 16% from $15.2 million for the same period in 2002. Service charges on deposit accounts for the six months ended June 30, 2003 increased $1.1 million or 17% over the same period in 2002. The increase in service charges on deposit accounts resulted primarily from higher fees collected for insufficient funds on deposit accounts and continued growth from core deposits. Other income for the six months ended June 30, 2003 increased $0.5 million or 12% over the same period in 2002. The increase in other income was driven primarily by strong growth in ATM fees. Securities transactions resulted in a $0.1 million net gain for the six months ended June 30, 2003 and a $0.4 million net loss resulting from a write-down of an impaired security for the same period in 2002. Revenue from trust services increased $0.4 million or 24% for the six months ended June 30, 2003 over the same period in 2002, due in part to higher fees collected for estate management services as well as an increase in assets under management resulting from improved stock market conditions and an increase in managed trust accounts.

     Noninterest income for the quarter ended June 30, 2003 was $8.9 million, up $1.1 million or 15% from $7.8 million for the same period in 2002. Service charges on deposit accounts for the quarter ended June 30, 2003 increased $0.5 million or 16% over the same period in 2002. The increase in service charges on deposit accounts resulted primarily from higher fees collected for insufficient funds on deposit accounts. The increase in fees for insufficient funds was driven primarily by the combination of continued growth in core deposit products as well as several pricing adjustments implemented during 2002. Revenue from trust services increased $0.3 million or 39% for the quarter ended June 30, 2003 over the same period in 2002, due in part to an increase in estate management services. Broker/dealer and insurance revenue increased $0.3 million or 18% for the quarter ended June 30, 2003 over the same period in 2002, due primarily to the Company's successful initiative in delivering financial service related products through its 110-branch network, which was implemented at the end of 2002. Mr. Forsythe stated, "We've developed a concentration of talent and resources that is able to respond to the complex financial needs of our customers. And, as a result, our strategy of offering a broad range of financial service products throughout our branch network is beginning to pay dividends and diversify our revenue sources."

NONINTEREST  EXPENSE

     Noninterest expense for the six months ended June 30, 2003 was $51.7 million, up $0.5 million or 1% from $51.3 million for the same period in 2002. The increase in noninterest expense was due primarily to increases in other operating expense and occupancy expense partially offset by decreases in loan collection and OREO expenses and professional fees and outside services. Other operating expense increased $1.7 million, primarily from a $0.6 million charge for the writedown of venture capital investments. Loan collection and OREO expenses decreased $0.9 million from gains on the sale of OREO and a decrease in nonperforming loans. Professional fees and outside services decreased $0.9 million primarily from a $0.4 million charge related to an adverse judgement against the Company in 2002 as well as legal fees incurred during 2002 for the recovery of deposit overdraft writeoffs.

     Noninterest expense for the quarter ended June 30, 2003 was $25.8 million, down $0.2 million or 1% from $26.1 million for the same period in 2002. The reduction in noninterest expense resulted from decreases in several line items and was partially offset by an increase in other operating expense. Professional fees and outside services decreased $0.5 million due to lower legal fees. Loan collection and other real estate owned ("OREO") expense decreased $0.3 million, due to a decrease in nonperforming loans and gains on the sale of OREO. Other operating expense increased $1.0 million, due mainly to charges of $0.3 million for the writedown of venture capital investments in the quarter ended June 30, 2003.

BALANCE  SHEET

     Total assets were $3.9 billion at June 30, 2003, up $0.2 billion from $3.7 billion at June 30, 2002. Loans and leases increased $0.2 billion or 7% from $2.3 billion at June 30, 2002 to $2.5 billion at June 30, 2003. Loan growth has increased at an annual rate of 12% from December 31, 2002 levels. Loan growth was fueled primarily by consumer loans, particularly home equity loans, which experienced strong growth during the quarter ended June 30, 2003. Total deposits were $3.0 billion at June 30, 2003, up $0.1 billion from $2.9 billion at June 30, 2002. Core deposits, which include checking, savings and money market accounts increased $0.2 billion or 15% from $1.5 billion at June 30, 2002 to $1.8 billion at June 30, 2003, offset by a $0.1 billion decrease in time deposits during the same period. Stockholders' equity was $297.9 million, representing a Tier 1 leverage ratio of 6.72% at June 30, 2003, compared to $282.8 million or a Tier 1 leverage ratio of 6.78% at June 30, 2002.

DIVIDEND  DECLARED

     The NBT Board of Directors declared a third quarter cash dividend of $0.17 per share at a meeting held today. The dividend will be paid on September 15, 2003 to shareholders of record as of September 1, 2003.

CORPORATE  OVERVIEW

     NBT is a financial services holding company headquartered in Norwich, NY, with combined assets of $3.9 billion at June 30, 2003. The Company primarily operates through one full-service community bank with three geographic divisions and through a financial services company. NBT Bank, N.A. has 110 locations, including 44 NBT Bank offices and 26 Central National Bank offices in upstate
New York and 40 Pennstar Bank offices in northeastern Pennsylvania. NBT also provides financial services related products through M. Griffith, Inc. More information about NBT's banking divisions can be obtained on the Internet at www.nbtbank.com, www.pennstarbank.com and www.canajocnb.com.

FORWARD-LOOKING  STATEMENTS

     This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp Inc. and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT's control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

     FINANCIAL TABLES APPEAR ON FOLLOWING PAGES (7-11).

                                                                                                      Page 7 of 11

                                                    NBT BANCORP INC.
                                              SELECTED FINANCIAL HIGHLIGHTS
                                                       (unaudited)

                                                                                               NET         PERCENT
                                                       2003                2002               CHANGE        CHANGE
                                                       ----                ----               ------        ------
                                    (dollars in thousands, except share and per share data)

SIX MONTHS ENDED JUNE 30,
Net Income                                      $          23,374   $          22,343   $           1,031        5%
Diluted Earnings Per Share                      $            0.71   $            0.67   $            0.04        6%
Weighted Average Diluted
  Common Shares Outstanding                            32,717,725          33,348,063            (630,338)      -2%
Return on Average Assets                                     1.26%               1.25%               0.01%       1%
Return on Average Equity                                    16.08%              16.54%              -0.46%      -3%
Net Interest Margin                                          4.29%               4.51%              -0.22%      -5%
===================================================================================================================

THREE MONTHS ENDED JUNE 30,
Net Income                                      $          11,808   $          11,266   $             542        5%
Diluted Earnings Per Share                      $            0.36   $            0.34   $            0.02        6%
Weighted Average Diluted
  Common Shares Outstanding                            32,652,900          33,401,648            (748,748)      -2%
Return on Average Assets                                     1.25%               1.24%               0.01%       1%
Return on Average Equity                                    16.07%              16.50%              -0.43%      -3%
Net Interest Margin                                          4.18%               4.48%              -0.30%      -7%
===================================================================================================================

===================================================================================================================
ASSET QUALITY                                          JUNE 30,          DECEMBER 31,         JUNE 30,
                                                        2003                2002                2002
                                                        ----                ----                ----
Nonaccrual Loans                                $          15,906   $          24,009   $          30,527
90 Days Past Due and Still Accruing             $             642   $           1,976   $             253
Troubled Debt Restructuring Loans               $             295   $             409   $             530
Total Nonperforming Loans                       $          16,843   $          26,394   $          31,310
Other Real Estate Owned (OREO)                  $           2,280   $           2,947   $           2,047
Total Nonperforming Loans and OREO              $          19,123   $          29,341   $          33,357
Nonperforming Securities                        $             735   $           1,122   $           1,560
Total Nonperforming Assets                      $          19,858   $          30,463   $          34,917
Allowance for Loan and Lease Losses             $          40,858   $          40,167   $          43,719
Year-to-Date (YTD) Net Charge-Offs              $           2,662   $          13,652   $           5,130
Allowance to Loans and Leases                                1.64%               1.70%               1.87%
Total Nonperforming Loans to Loans and Leases                0.67%               1.12%               1.34%
Total Nonperforming Assets to Assets                         0.51%               0.82%               0.95%
Allowance to Nonperforming Loans                           242.58%             152.18%             139.63%
Annualized Net Charge-Offs to
    YTD Average Loans and Leases                             0.23%               0.58%               0.45%
===================================================================================================================

CAPITAL
Equity to Assets                                             7.60%               7.85%               7.69%
Book Value Per Share                            $            9.19   $            8.96   $            8.52
Tangible Book Value Per Share                   $            7.64   $            7.47   $            7.05
Tier 1 Leverage Ratio                                        6.72%               6.73%               6.78%
Tier 1 Capital Ratio                                         9.44%               9.93%              10.04%
Total Risk-Based Capital Ratio                              10.70%              11.18%              11.30%
===================================================================================================================

----------------------------------------------------------------------------------------------------------
QUARTERLY COMMON STOCK PRICE*                          2003                2002                2001
Quarter End                                       High       Low     High        Low     High        Low
                                                  ----       ---     ----        ---     ----        ---
March 31                                        $ 18.60    $16.76   $15.15     $13.15   $17.50     $13.25
June 30                                          19.94      17.37    19.32      14.00    25.42**    14.30
September 30                                                         18.50      16.36    17.30      13.50
December 31                                                          18.60      14.76    15.99      12.55
----------------------------------------------------------------------------------------------------------

*historical  NBT  Bancorp  Inc.  only

**This price was reported on June 29, 2001, a day on which the Nasdaq Stock Market experienced computerized trading disruptions which, among other things, forced it to extend its regular trading session and cancel its late trading session. Subsequently the Nasdaq Stock Market recalculated and republished several closing stock prices (not including NBT Bancorp Inc., for which had reported a closing price of $19.30). Excluding trading on June 29, 2001, the high sales price for the quarter ended June 30, 2001 was $16.75.

                                                                                      Page 8 of 11

                                            NBT BANCORP INC.
                                     SELECTED FINANCIAL HIGHLIGHTS
                                              (UNAUDITED)


                                                                                  Net      Percent
                                                          2003        2002       Change    Change
                                                          ----        ----       ------    ------
                        (dollars in thousands, except share and per share data)
BALANCE SHEET AS OF JUNE 30,
Loans & Leases                                         $2,496,385  $2,336,041  $ 160,344        7%
Earning Assets                                         $3,584,137  $3,427,738  $ 156,399        5%
Total Assets                                           $3,917,457  $3,678,942  $ 238,515        6%
Deposits                                               $2,965,196  $2,867,645  $  97,551        3%
Stockholders' Equity                                   $  297,850  $  282,762  $  15,088        5%
==================================================================================================

AVERAGE BALANCES
YEAR ENDED JUNE 30,
Loans & Leases                                         $2,386,173  $2,319,971  $  66,202        3%
Securities AFS (excluding unrealized gains or losses)  $  976,909  $  926,713  $  50,196        5%
Securities HTM                                         $   83,388  $  100,670   ($17,282)     -17%
Trading Securities                                     $      202  $      166  $      36       22%
Regulatory Equity Investment                           $   23,736  $   21,004  $   2,732       13%
Short-Term Interest Bearing Accounts                   $    4,554  $   12,674    ($8,120)     -64%
Total Earning Assets                                   $3,474,962  $3,381,198  $  93,764        3%
Total Assets                                           $3,735,711  $3,613,282  $ 122,429        3%
Interest Bearing Deposits                              $2,477,483  $2,477,426  $      57        0%
Non-Interest Bearing Deposits                          $  439,398  $  409,086  $  30,312        7%
Short-Term Borrowings                                  $  110,713  $   81,136  $  29,577       36%
Long-Term Borrowings                                   $  351,931  $  318,935  $  32,996       10%
Total Interest Bearing Liabilities                     $2,940,127  $2,877,497  $  62,630        2%
Stockholders' Equity                                   $  293,607  $  272,490  $  21,117        8%
==================================================================================================

AVERAGE BALANCES
QUARTER ENDED JUNE 30,
Loans & Leases                                         $2,417,364  $2,317,838  $  99,526        4%
Securities AFS (excluding unrealized gains or losses)  $  975,929  $  964,555  $  11,374        1%
Securities HTM                                         $   86,400  $   98,040   ($11,640)     -12%
Trading Securities                                     $      209  $      205  $       4        2%
Regulatory Equity Investment                           $   23,987  $   20,965  $   3,022       14%
Short-Term Interest Bearing Accounts                   $    4,122  $   11,806    ($7,684)     -65%
Total Earning Assets                                   $3,508,011  $3,413,409  $  94,602        3%
Total Assets                                           $3,773,460  $3,643,519  $ 129,941        4%
Interest Bearing Deposits                              $2,479,636  $2,494,878   ($15,242)      -1%
Non-Interest Bearing Deposits                          $  448,597  $  412,729  $  35,868        9%
Short-Term Borrowings                                  $  122,794  $   75,672  $  47,122       62%
Long-Term Borrowings                                   $  358,119  $  329,375  $  28,744        9%
Total Interest Bearing Liabilities                     $2,960,549  $2,899,925  $  60,624        2%
Stockholders' Equity                                   $  294,659  $  273,862  $  20,797        8%
==================================================================================================

                                                                                                Page 9 of 11


NBT BANCORP INC. AND SUBSIDIARIES                                     JUNE 30,     December 31,    June 30,
CONSOLIDATED BALANCE SHEETS                                             2003           2002          2002
------------------------------------------------------------------------------------------------------------
(in thousands)                                                      (Unaudited)                  (Unaudited)
ASSETS
Cash and due from banks                                             $    143,884  $      121,824  $  108,456
Short term interest bearing accounts                                       3,507           2,799       5,950
Trading securities, at fair value                                             69             203         280
Securities available for sale, at fair value                             987,147       1,007,583     988,538
Securities held to maturity (fair value of $94,339, $84,517, and          92,452          82,514      88,882
89,880, at June 30, 2003, December 31, 2002 and June 30,
2002, respectively)
Federal Reserve and Federal Home Loan Bank stock                          29,175          23,699      23,372
Loans and leases                                                       2,496,385       2,355,932   2,336,041
Less allowance for loan and lease losses                                  40,858          40,167      43,719
============================================================================================================
  Net loans and leases                                                 2,455,527       2,315,765   2,292,322
Premises and equipment, net                                               61,332          61,261      61,716
Goodwill                                                                  47,558          46,121      46,121
Intangible assets, net                                                     2,606           2,246       2,589
Bank owned life insurance                                                 30,014               -           0
Other assets                                                              64,186          59,711      60,716
------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                        $  3,917,457  $    3,723,726  $3,678,942
============================================================================================================

LIABILITIES, GUARANTEED PREFERRED BENEFICIAL
INTERESTS IN COMPANY'S JUNIOR SUBORDINATE
DEBENTURES AND CAPITAL
Deposits:
 Demand (noninterest bearing)                                       $    470,422  $      449,201  $  424,615
 Savings, NOW, and money market                                        1,304,304       1,183,603   1,119,730
 Time                                                                  1,190,470       1,289,236   1,323,300
------------------------------------------------------------------------------------------------------------
  Total deposits                                                       2,965,196       2,922,040   2,867,645
Short-term borrowings                                                    211,981         105,601     122,903
Long-term debt                                                           370,129         345,475     350,729
Other liabilities                                                         55,301          41,228      37,903
------------------------------------------------------------------------------------------------------------
  Total liabilities                                                    3,602,607       3,414,344   3,379,180

Guaranteed preferred beneficial interests in
  Companyjunior subordinated debentures                                   17,000          17,000      17,000


Total stockholders' equity                                               297,850         292,382     282,762
============================================================================================================

TOTAL LIABILITIES, GUARANTEED PREFERRED
BENEFICIAL INTERESTS IN COMPANY'S JUNIOR
SUBORDINATE DEBENTURES AND CAPITAL                                  $  3,917,457  $    3,723,726  $3,678,942
============================================================================================================

                                                                                               Page 10 of 11

                                                                   Three months ended     Six months ended
NBT BANCORP INC. AND SUBSIDIARIES                                       June 30,              June 30,
CONSOLIDATED STATEMENTS OF INCOME                                   2003        2002       2003      2002
------------------------------------------------------------------------------------------------------------
(in thousands, except per share data)                                            (Unaudited)
INTEREST, FEE AND DIVIDEND INCOME:
Loans and leases                                                $     39,540  $  41,390  $ 79,155  $ 83,617
Securities available for sale                                         10,864     14,668    22,669    28,297
Securities held to maturity                                              857      1,115     1,746     2,299
Securities trading                                                         1          2         3         4
Other                                                                    331        315       655       595
------------------------------------------------------------------------------------------------------------
  Total interest, fee and dividend income                             51,593     57,490   104,228   114,812
------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits                                                              12,040     16,265    24,652    33,256
Short-term borrowings                                                    370        287       659       635
Long-term debt                                                         3,691      3,856     7,396     7,494
------------------------------------------------------------------------------------------------------------
  Total interest expense                                              16,101     20,408    32,707    41,385
------------------------------------------------------------------------------------------------------------
Net interest income                                                   35,492     37,082    71,521    73,427
Provision for loan and lease losses                                    1,413      2,092     3,353     4,103
------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan and lease losses         34,079     34,990    68,168    69,324
------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Trust                                                                  1,116        804     2,008     1,623
Service charges on deposit accounts                                    3,764      3,239     7,367     6,289
Broker/dealer and insurance revenue                                    1,750      1,483     3,142     2,978
Net securities gains (losses)                                             38         69        65      (433)
Gain on sale of a branch                                                   -          -         -       220
Other                                                                  2,271      2,207     5,099     4,536
------------------------------------------------------------------------------------------------------------
  Total noninterest income                                             8,939      7,802    17,681    15,213
------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Salaries and employee benefits                                        12,060     12,497    24,719    24,871
Office supplies and postage                                            1,011      1,227     2,084     2,124
Occupancy                                                              2,182      2,096     4,708     4,265
Equipment                                                              1,944      1,818     3,710     3,532
Professional fees and outside services                                 1,240      1,782     2,542     3,397
Data processing and communications                                     2,720      2,598     5,441     5,163
Capital securities                                                       179        230       370       446
Amortization of intangible assets                                        155        208       317       433
Loan collection and other real estate owned                              476        748       756     1,675
Other operating                                                        3,881      2,858     7,093     5,368
------------------------------------------------------------------------------------------------------------
  Total noninterest expense                                           25,848     26,062    51,740    51,274
------------------------------------------------------------------------------------------------------------
Income before income taxes                                            17,170     16,730    34,109    33,263
Income taxes                                                           5,362      5,464    10,735    10,920
------------------------------------------------------------------------------------------------------------
  NET INCOME                                                    $     11,808  $  11,266  $ 23,374  $ 22,343
------------------------------------------------------------------------------------------------------------
Earnings Per Share:
    Basic                                                       $       0.36  $    0.34  $   0.72  $   0.67
    Diluted                                                     $       0.36  $    0.34  $   0.71  $   0.67
============================================================================================================


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                                                                                                    Page 11 of 11

NBT BANCORP INC. AND SUBSIDIARIES                                    2Q         1Q       4Q        3Q       2Q
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME                         2003       2003     2002      2002     2002
-----------------------------------------------------------------------------------------------------------------
(in thousands, except per share data)                                                (Unaudited)
INTEREST, FEE AND DIVIDEND INCOME:
Loans and leases                                                $     39,540  $39,615  $41,598  $41,970   $41,390
Securities available for sale                                         10,864   11,805   12,329   13,778    14,668
Securities held to maturity                                              857      889      951    1,010     1,115
Trading securities                                                         1        2        2        2         2
Other                                                                    331      324      519      251       315
-----------------------------------------------------------------------------------------------------------------
  Total interest, fee and dividend income                             51,593   52,635   55,399   57,011    57,490
-----------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits                                                              12,040   12,612   14,328   15,748    16,265
Short-term borrowings                                                    370      289      282      417       287
Long-term debt                                                         3,691    3,705    4,103    4,139     3,856
-----------------------------------------------------------------------------------------------------------------
  Total interest expense                                              16,101   16,606   18,713   20,304    20,408
-----------------------------------------------------------------------------------------------------------------
Net interest income                                                   35,492   36,029   36,686   36,707    37,082
Provision for loan and lease losses                                    1,413    1,940    2,546    2,424     2,092
-----------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan and lease losses         34,079   34,089   34,140   34,283    34,990
-----------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Trust                                                                  1,116      892      860      743       804
Service charges on deposit accounts                                    3,764    3,603    4,055    3,531     3,239
Broker/dealer and insurance fees                                       1,750    1,392    1,409    1,393     1,483
Net securities gains (losses)                                             38       27       26       (6)       69
Other                                                                  2,271    2,828    1,917    2,380     2,207
-----------------------------------------------------------------------------------------------------------------
  Total noninterest income                                             8,939    8,742    8,267    8,041     7,802
-----------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Salaries and employee benefits                                        12,060   12,659   11,621   11,720    12,497
Office supplies and postage                                            1,011    1,073    1,206    1,116     1,227
Occupancy                                                              2,182    2,526    2,036    2,032     2,096
Equipment                                                              1,944    1,766    1,862    1,672     1,818
Professional fees and outside services                                 1,240    1,302    1,746    1,446     1,782
Data processing and communications                                     2,720    2,721    2,725    2,705     2,598
Capital securities                                                       179      191      172      221       230
Amortization of intangible assets                                        155      162      164      177       208
Merger, acquisition and reorganization (recovery) costs                    -        -        -     (130)        -
Loan collection and other real estate owned                              476      280      601      570       748
Other operating                                                        3,881    3,212    3,728    3,791     2,858
-----------------------------------------------------------------------------------------------------------------
  Total noninterest expense                                           25,848   25,892   25,861   25,320    26,062
-----------------------------------------------------------------------------------------------------------------
Income before income taxes                                            17,170   16,939   16,546   17,004    16,730
Income taxes                                                           5,362    5,373    5,302    5,592     5,464
-----------------------------------------------------------------------------------------------------------------
  NET INCOME                                                    $     11,808  $11,566  $11,244  $11,412   $11,266
=================================================================================================================
Earnings per share:
    Basic                                                       $       0.36  $  0.36  $  0.34  $  0.35   $  0.34
    Diluted                                                     $       0.36  $  0.35  $  0.34  $  0.34   $  0.34
=================================================================================================================


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